Exhibit 4.1

SUBSCRIPTION AGREEMENT

Sur Ventures, Inc.
500 Newport Center Drive, Suite 800
Newport Beach, CA 92660

The undersigned has received the prospectus dated __________, 2010 (“Prospectus”), and hereby subscribes for _____________ shares of $.001 par value common stock of Sur Ventures, Inc., a Nevada corporation (“Company”), for a subscription price of $0.12 per share (“Offered Shares”).  The undersigned hereby agrees that this subscription shall be irrevocable and shall survive the death or disability of the undersigned.  Payment of the purchase price for the Offered Shares is due upon subscription.

The undersigned acknowledges that (i) the Company has the right to accept or reject this subscription in whole or in part, (ii) this subscription shall be deemed to be accepted by the Company only when the Company signs this Subscription Agreement; and (iii) the undersigned has relied only on that information specified in the Prospectus.

Number of Offered Shares: _________________.  Subscription Amount: ___________ (number of Offered Shares multiplied by $0.12)

Make check payable to:                                           “Sur Ventures, Inc.”

Please print name(s) or title, residence address, and SSN or Tax ID for which the Offered Shares are to be registered.  Please notify the Company in writing if your address changes before you either receive your shares or are notified that your subscription has not been accepted.

Name

Street

City                                                                State                                                                Zip Code

SSN or Tax ID No. (For joint ownership, both parties must provide a Social Security Number or similar tax  identification)

Indicate type of ownership:

☐Individual Ownership                                                        oJoint Tenants with Right of Survivorship

oCommunity Property                                                          oTenants in Common

oTenants by the Entirety                                                    oCorporate Ownership

oPartnership Ownership                                                     oCustodian for a Minor

oTrust (see below)                                                               oIRA or Pension Plan

oDate Trust Established:

oName of Trustee or other Administrator

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Each subscriber represents that:

(a)	The information contained herein is complete and accurate and may be relied upon, and

(b)
The undersigned will notify the Company immediately of any material change in any such information occurring prior to the acceptance of the undersigned’s subscription, including any changes in address or other contact information.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of this ______ day of ____________ 2010.

FOR INDIVIDUALS:

Print Name

Signature

NAME AND SIGNATURE OF JOINT TENANT OR TENANT IN COMMON

Print Name

Signature

FOR TRUSTS, CORPORATIONS, PARTNERSHIPS

Print Name of Entity

By:         ___________________________________________________________________________________________________________________________________________________________________________
Print name and capacity (Trustee, President or General Partner) of person making investment decision

Signature

Agreed to and accepted:

By:          Sur Ventures, Inc.,
a Nevada corporation

By:          ___________________________________
Linda Fischer
Its:           President

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